Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 Nos. 333-91737, 333-34552, 333-45486, 333-49842, 333-52012, 333-65192, 333-82864, 333-113544 and 333-120976 and 333-123230) pertaining to the 1996 Stock Option Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan and Written Compensation Agreements of Blue Coat Systems, Inc., 2000 Stock Incentive Plan of Spring Bank Networks, Inc., 1999 Equity Incentive Plan and 2000 Equity Incentive Plan of Entera, Inc., and the Cerberian Inc. 2000 Stock Option Plan, and

(ii)	Registration Statement (Form S-3 No. 333-55744) of Blue Coat Systems, Inc.

of our reports dated July 11, 2005, with respect to the consolidated financial statements and schedule of Blue Coat Systems, Inc., Blue Coat Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Blue Coat Systems, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2005.

/s/ ERNST & YOUNG LLP

San Jose, California

July 11, 2005